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                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

            This Separation Agreement and General Release ("Agreement") is entered into as of July 1, 2004, between Thomas L. Kemp ("Mr. Kemp") and Penton Media, Inc., a Delaware corporation ("Penton").

                                   WITNESSETH:

      WHEREAS, Mr. Kemp was employed by Penton pursuant to a Restated Employment Agreement, dated as of January 1, 1999, as amended by the Amendment to the Restated Employment Agreement, dated December 11, 2001, the Letter Agreement, dated March 27, 2002, the Letter Agreement, dated May 21, 2004, and the Letter Agreement, dated June 28, 2004 (collectively "Employment Agreement"), attached as Exhibit A hereto; and

      WHEREAS, Mr. Kemp's employment relationship with Penton terminated on June 30, 2004 (the "Termination Date");

      WHEREAS, Mr. Kemp is no longer a director or an executive officer of Penton; and

      WHEREAS, Mr. Kemp and Penton desire to enter into this Agreement to set forth each party's rights and obligations in connection with Mr. Kemp's termination of employment in lieu of the parties' rights and obligations under the Employment Agreement and other related agreements, and to settle fully and finally any and all issues between them which have arisen, or may arise, out of the employment relationship and the termination of said relationship.

      NOW, THEREFORE, for and in consideration of the mutual promises, payments and benefits herein contained and intending to be legally bound hereby, the parties represent, warrant, covenant and agree as follows:

1.          DEFINITIONS. For purposes of this Agreement:

      (a)   "AGGREGATE VALUE OF THE PLEDGED SECURITIES" shall mean the total of
            (i) with respect to any Pledged Securities that have an exercise price, an amount calculated by subtracting the exercise price thereof from the Current Market Price and multiplying the difference, if positive, or zero, if negative, by the number of shares of Penton Common Stock underlying such Pledged Securities and
            (ii) with respect to all other Pledged Securities, an amount equal to the Current Market Price multiplied by the number of shares of Penton Common Stock underlying such Pledged Securities.

      (b) "AVERAGE MARKET PRICE" shall mean, for any ten consecutive trading days on which Penton Common Stock is traded, (i) the numerical average of the closing prices of Penton Common Stock on the principal securities exchange or trading system on which such security is then traded on the days during such period; or (ii) if Penton Common Stock is not traded on a securities exchange or trading system during such period, the numerical average of the last quoted sale prices

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            (or, if not so quoted, the average of the high bid and low asked price) of Penton Common Stock in the over-the-counter market on the days during such period for which such prices are available; or
            (iii) if Penton Common Stock is not traded on a securities exchange or trading system or in the over-the-counter market during such period, the market value of Penton Common Stock at the midpoint of such period, as determined by an investment banking firm of recognized standing that is not an investment banking firm of Penton or any of its affiliates jointly retained by Penton and Mr. Kemp (or, if they are unable to agree on the choice of such a firm, a firm selected by lot from four such firms that are willing to serve, two of which shall be designated by Penton and two of which shall be designated by Mr. Kemp), the fees and expenses of such firm to be paid by Penton.

      (c) "CALL AMOUNT" shall mean an amount such that, if the outstanding balance due under the Note were decreased by such amount, the Escrow Amount would be equal to the Maximum Withholding Amount.

      (d) "CANCELLATION AMOUNT" shall mean the outstanding balance due under the Note.

      (e) "COLLATERAL" shall mean, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates, if any, representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of, and other proceeds of any of, the foregoing; provided, however, that if any portion of the Collateral is cash, such cash shall immediately be transferred to Penton in full or partial satisfaction of the balance outstanding on the Note.

      (f) "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Paragraph 12 hereof.

      (g) "CURRENT MARKET PRICE" shall mean, for any trading day on which Penton Common Stock is traded, (i) the closing price of Penton Common Stock on the principal securities exchange or trading system on which such security is then traded; or (ii) if Penton Common Stock is not traded on a securities exchange or trading system, the last quoted sale prices (or, if not so quoted, the averages of the high bid and low asked prices) of Penton Common Stock in the over-the-counter market; or (iii) if Penton Common Stock is not traded on a securities exchange or trading system or in the over-the-counter market, as determined by an investment banking firm of recognized standing that is not an investment banking firm of Penton or any of its affiliates jointly retained by Penton and Mr. Kemp (or, if they are unable to agree on the choice of such a firm, a firm selected by lot from four such firms that are willing to serve, two of which shall be designated by Penton and two of which shall be designated by Mr. Kemp), the fees and expenses of such firm to be paid by Penton; provided, however, that if Penton Common Stock is converted into another security, such

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            security shall be substituted for Penton Common Stock for purposes of this defined term.

      (h) "CURRENT MARKET VALUE OF THE PLEDGED SECURITIES" shall mean the total of (i) with respect to any Pledged Securities that have an exercise price, an amount calculated by subtracting the exercise price thereof from the Average Market Price and multiplying the difference, if positive, or zero, if negative, by the number of shares of Penton Common Stock underlying such Pledged Securities and
            (ii) with respect to all other Pledged Securities, an amount equal to the Average Market Price multiplied by the number of shares of Penton Common Stock underlying such Pledged Securities.

      (i) "EFFECTIVE DATE" shall have the meaning set forth in Paragraph 11 hereof.

      (j) "EMPLOYMENT AGREEMENT" shall have the meaning set forth in the recitals hereof.

      (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (l) "ESCROW AGENT" shall mean KeyBank, N.A. (a national banking association).

      (m) "ESCROW AGREEMENT" shall mean the escrow agreement attached as Exhibit B hereto.

      (n) "ESCROW AMOUNT" shall have the meaning set forth in Paragraph 3(a) hereof.

      (o) "EXCESS ESCROW AMOUNT" shall mean the amount, if any, by which the Escrow Amount exceeds the Maximum Withholding Amount.

      (p) "GROSS UP PAYMENT" shall have the meaning set forth in Paragraph 6(g) hereof.

      (q) "HEALTH PLAN" shall have the meaning set forth in Paragraph 6(a) hereof.

      (r) "INCENTIVE PLAN" shall mean Penton's 1998 Equity and Performance Incentive Plan (As Amended and Restated Effective as of March 15,
            2001).

      (s) "INSOLVENT" shall mean (a) the pendency of any case against Mr. Kemp, whether voluntary or involuntary, arising under the United States Bankruptcy Code of 1978, 11 U.S.C. Sections 101-1330, as amended, or any successor statute; (b) the pendency of any case or proceeding against Mr. Kemp arising under any other applicable bankruptcy, reorganization, compromise, or arrangement with creditors, insolvency, readjustment of debt, or other similar law of any jurisdiction; (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any substantial assets of Mr. Kemp; (d) any assignment of the assets of Mr. Kemp for the benefit of Mr. Kemp's creditors; (e) the failure of Mr. Kemp generally to pay his debts as such debts become due or the written admission by Mr. Kemp that he can not pay his debts

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            generally; (f) the commencement of any lawsuit against Mr. Kemp by a person other than Penton, its affiliates or a person claiming by or through Penton or one or more of its affiliates, and for which Mr. Kemp is neither indemnified by Penton nor insured by Penton's liability insurer, and that (i) seeks damages in excess of $100,000 or (ii) alleges violations of any state or federal securities laws;
            (g) the entry of any judgment against Mr. Kemp in excess of $100,000; or (h) any evidence, including any admission by Mr. Kemp, that Mr. Kemp's liabilities (excluding the Note) exceed his assets (excluding the Pledged Securities) by more than $100,000.

      (t) "MAXIMUM WITHHOLDING AMOUNT" shall mean the total amount that Penton would be required to remit to all Taxing Authorities under applicable tax laws (applying the minimum applicable withholding rate required by law) if an amount equal to the remaining outstanding balance due under the Note, reduced by an amount equal to the Aggregate Value of the Pledged Securities were paid to Mr. Kemp, and such payment was treated as compensation paid to an employee.

      (u) "MINIMUM AMOUNT" shall mean any amount that, if such amount were added to the Escrow Amount, the resulting value would be less than or equal to the Maximum Withholding Amount.

      (v) "NOTE" shall mean the Promissory Note, dated January 18, 2000, as amended, issued by Mr. Kemp to Penton that was in effect on the Termination Date. A copy of the Note is attached as Exhibit C hereto. The outstanding balance due under the Note as of the Termination Date was $3,985,634.80.

      (w) "PAYOFF DATE" shall mean the first date that there is no amount due from Mr. Kemp to Penton under the Note.

      (x) "PENTON COMMON STOCK" shall mean the common stock, par value $0.01 per share, of Penton.

      (y) "PLEDGED SECURITIES" shall mean all of the shares of stock or other equity interests of Penton now owned by Mr. Kemp, as listed on Exhibit D hereto, and all shares of stock or other equity interests of Penton acquired by Mr. Kemp with respect to the Pledged Securities as a result of a reclassification, stock split, stock dividend or distribution, recapitalization, subdivision or other similar transaction involving the Pledged Securities.

      (z) "RELEASED PARTIES" shall have the meaning set forth in Paragraph 7 hereof.

      (aa) "SETTLEMENT PLEDGED SECURITIES" shall have the meaning set forth in Paragraph 5(c)(iii)(B) hereof.

      (bb) "TAXING AUTHORITIES" shall have the meaning set forth in Paragraph 3(a) hereof.

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      (cc)  "TERMINATION DATE" shall have the meaning set forth in the recitals hereof.

      (dd) "TRANSFER" shall have the meaning set forth in Paragraph 4(b) hereof.

2. SEVERANCE PAYMENT. Subject to the provisions of Paragraphs 3 and 11 of this Agreement, Penton shall make a lump sum payment to Mr. Kemp in an amount equal to $2,301,012.38. Such amount shall be payable to Mr. Kemp on the Effective Date or, if the Effective Date is not a business day, the first business day following the Effective Date. Penton shall withhold the minimum amounts from the payment described in this Paragraph 2 as are required by applicable tax laws and will pay such amounts to the applicable Taxing Authorities.

3. ESCROW. (a) From the amount paid to Mr. Kemp pursuant to Paragraph 2 of this Agreement, Mr. Kemp shall place $800,000 into escrow pursuant to the terms of the Escrow Agreement. The amount held in escrow pursuant to this Agreement and the Escrow Agreement, as increased by applicable interest or other earnings thereon or as decreased by distributions made pursuant to the terms of this Paragraph 3 and the Escrow Agreement, shall be referred to herein as the "Escrow Amount." The Escrow Amount shall be held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement and shall be distributed only to Mr. Kemp or appropriate taxing authorities having the authority to collect income or payroll taxes from or relating to Mr. Kemp ("Taxing Authorities"), pursuant to the terms of this Paragraph 3 and the Escrow Agreement. For avoidance of doubt, Penton shall have no ownership interest in the Escrow Amount and shall not seek to, nor be entitled to, assert or pursue any claim to or against or any recovery from all or any portion of the Escrow Amount, whether with respect amounts asserted to be owed to Penton by Mr. Kemp or otherwise, other than to distribute such funds to the applicable Taxing Authorities.

            (b) If at any time there is an Excess Escrow Amount, Mr. Kemp will be entitled to require Penton to cause an amount of up to the Excess Escrow Amount to be distributed to Mr. Kemp by the Escrow Agent and, if Penton agrees, in its reasonable judgment, that there is an Excess Escrow Amount, Penton shall cause the Escrow Agent to distribute such Excess Escrow Amount to Mr. Kemp.

            (c) If at any time any amount of indebtedness is discharged under the Note, upon proper evidence of such discharge being presented to the Escrow Agent, Penton may cause the Escrow Agent to distribute an amount equal to any withholding payments that Penton determines in its reasonable judgment that it is required to remit to all Taxing Authorities (based on the minimum applicable withholding rate required by law) with respect to such discharge from the Escrow Amount for the account of Mr. Kemp to such appropriate Taxing Authorities; provided, however, that if such discharge is a direct result of an action by Penton, Penton will give Mr. Kemp notice of such action at least five business days prior to taking such action. Notwithstanding any other provision of this Agreement or the Note, except as provided in Paragraph 5 hereof, Penton

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                  will not, without Mr. Kemp's written consent, take an action that would directly result in discharge of indebtedness under the Note on or prior to December 31, 2005. If, at Penton's request, any amount is distributed by the Escrow Agent under the Escrow Agreement to any Taxing Authority for purposes of meeting Penton's withholding obligation related to a discharge of indebtedness under the Note, and an appropriate amount of indebtedness has not theretofore been discharged under the Note, an appropriate amount of indebtedness related to such distribution shall be deemed to have been discharged, and neither Mr. Kemp nor his estate will be required to make any future payments with respect to the amount of such discharge.

            (d) On August 31, 2007, Penton shall cause the then-remaining Escrow Amount to be distributed to Mr. Kemp by the Escrow Agent.

4.          PLEDGE OF STOCK.

                  (a) SECURITY INTEREST. Mr. Kemp hereby grants to Penton a security interest in and an assignment of the Collateral as security for the Note. As a condition to the payment made to Mr. Kemp pursuant to Paragraph 2 of this Agreement, Mr. Kemp will deposit the Pledged Securities and appropriate stock powers with Penton on the date on which such payment is made to Mr. Kemp.

                  (b) RESTRICTIONS. From the date hereof until the Pledged Securities are returned to Mr. Kemp as provided in this Agreement, Mr. Kemp will not, directly or indirectly (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, any or all of the Pledge Securities or any interest therein or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, any or all of the Pledge Securities or any interest therein (each, a "Transfer"), other than a Transfer to Penton as provided in this Agreement. Any attempted Transfer in violation of this Paragraph 4(b) will be void. Penton shall not register any such Transfer on the record books of Penton other than a Transfer to Penton as provided in this Agreement.

                  (c) RELEASE OF COLLATERAL. If Mr. Kemp repays the entire outstanding balance due under the Note or the Note is otherwise completely discharged without all of the Pledged Securities and other Collateral being applied to reduce the balance of the Note to zero, Penton shall return to Mr. Kemp all of the Pledged Securities and other Collateral or any portion thereof that remain pledged after such payment or discharge. In addition, on August 31, 2007, Penton shall return to Mr. Kemp all of the Pledged Securities and other Collateral that have not been transferred to

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                        Penton pursuant to this Agreement (other than pursuant
                        to Paragraph 4(a)).

                  (d) REPRESENTATIONS AND WARRANTIES. In connection with the provisions of this Paragraph 4, Mr. Kemp makes the representations and warranties set forth in Paragraph 18 hereof.

                  (e) VOTING RIGHTS; EXERCISE OF STOCK OPTIONS. Mr. Kemp shall be entitled to exercise any and all voting and other rights pertaining to the Collateral or any part thereof, including the Pledged Securities, for any purpose not inconsistent with the terms of this Agreement. Penton shall deliver (or cause to be delivered) to Mr. Kemp all such proxy statements, annual reports, proxies and other instruments as Mr. Kemp may reasonably request for the purpose of enabling Mr. Kemp to exercise such voting and other rights. In addition, Mr. Kemp shall be entitled to exercise any stock options included within the Pledged Securities or other Collateral at any time at which, and in any manner in which, exercise is permitted by the instruments evidencing such stock options; provided, however, that any shares of Penton Common Stock obtain upon such exercise shall become Pledged Securities hereunder.

5. NOTE. The Note is hereby incorporated into this Agreement by reference and, except as provided in Paragraph 3 or below in this Paragraph 5 with respect to actions that will become effective, subject to Paragraph 11 hereof, on the Effective Date, shall not be affected by the execution of this Agreement.

                  (a) DEATH OR DISABILITY. If Mr. Kemp dies or becomes disabled (as described in the disability policy purchased by Penton pursuant to Paragraph 3(i) of the Employment Agreement) while there is any outstanding balance due under the Note, neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note, and the balance due under the Note as of the date of such death or disability will be reduced to zero.

                  (b) INSOLVENCY. (i) Upon one business day advance notice to Mr. Kemp, Penton may elect to transfer ownership of the Pledged Securities into its name if, (A) at any time, Mr. Kemp becomes Insolvent and (B) there remains an outstanding balance due on the Note.

                        (ii) If Penton elects to enforce its rights under Paragraph 5(b)(i), Mr. Kemp will have no further ownership rights with respect to the least whole number of Pledged Securities that has an aggregate value (calculated in the same manner as the Aggregate Value of the Pledged

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                              Securities) equal to the outstanding balance due
                              under the Note.

                        (iii) In addition, if Penton elects to enforce its
                              rights under Paragraph 5(b)(i), (A) the
                              outstanding balance due under the Note shall be decreased by an amount equal to the Aggregate Value of the Pledged Securities transferred to Penton, (B) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (C) the remaining balance due under the Note (after giving effect to clause
                              (A) of this Paragraph 5(b)(iii)) shall be reduced to zero.

                  (c) ADDITIONAL RIGHTS WITH RESPECT TO THE PLEDGED SECURITIES. From and after January 3, 2005, upon one business day advance notice to Mr. Kemp:

                        (i) (A) Penton may elect to transfer ownership of the Pledged Securities into its name at any time that the Current Market Value of the Pledged Securities is less than or equal to the Minimum Amount.

                        (B) If Penton elects to enforce its rights under this Paragraph 5(c)(i), Mr. Kemp will have no further ownership rights with respect to the Pledged Securities.

                        (C) In addition, if Penton elects to enforce its rights under this Paragraph 5(c)(i), (1) the outstanding balance due under the Note shall be decreased by an amount equal to the Aggregate Value of the Pledged Securities, (2) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (3) the remaining balance due under the Note (after giving effect to clause (1) of this Paragraph 5(c)(i)(C)) shall be reduced to zero.

                        (ii) (A) At any time after the Current Market Value of the Pledged Securities first exceeds 110% of the Call Amount, Penton may elect to transfer ownership of the Pledged Securities into its name if the Current Market Value of the Pledged Securities is less than or equal to the Call Amount.

                        (B) If Penton elects to enforce its rights under this Paragraph 5(c)(ii), Mr. Kemp will have no further ownership rights with respect to the Pledged Securities.

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                        (C)   In addition, if Penton elects to enforce its
                              rights under this Paragraph 5(c)(ii), (1) the outstanding balance due under the Note shall be decreased by an amount equal to the Aggregate Value of the Pledged Securities, (2) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (3) the remaining balance due under the Note (after giving effect to clause (1) of this Paragraph 5(c)(ii)(C)) shall be reduced to zero.

                        (iii) (A) Penton may elect to transfer ownership of the
                              Pledged Securities into its name at any time that the Current Market Value of the Pledged Securities is greater than or equal to the Cancellation Amount.

                        (B) If Penton elects to enforce its rights under this Paragraph 5(c)(iii), Mr. Kemp will have no further ownership rights with respect to the least whole number of Pledged Securities that has an aggregate value (calculated in the same manner as the Aggregate Value of the Pledged Securities) not less than the Cancellation Amount (the "Settlement Pledged Securities").

                        (C) In addition, if Penton elects to enforce its rights under this Paragraph 5(c)(iii), (1) Penton shall apply the aggregate value of the Settlement Pledged Securities (calculated in the same manner as the Aggregate Value of the Pledged Securities) to reduce the outstanding balance due under the Note to zero such that all obligations of Mr. Kemp with respect to the Note shall be thereby satisfied in full, (2) Penton shall immediately cause the Escrow Amount to be distributed to Mr. Kemp under the Escrow Agreement and (3) Penton shall return to Mr. Kemp any Pledged Securities that are not Settlement Pledged Securities.

                        (iv) (A) Penton may elect to transfer ownership of the Pledged Securities into its name if Mr. Kemp requires Penton to, and Penton does cause an amount to be distributed to Mr. Kemp pursuant to Paragraph 3(b) of this Agreement.

                        (B) If Penton elects to enforce its rights under this Paragraph 5(c)(iv), Mr. Kemp will have no further ownership rights with respect to the least whole number of Pledged Securities that has an aggregate value (calculated in the same manner as the Aggregate Value of the Pledged

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                              Securities) equal to the outstanding balance due
                              under the Note.

                        (C) In addition, if Penton elects to enforce its rights under this Paragraph 5(c)(iv), (1) the outstanding balance due under the Note shall be decreased by an amount equal to the Aggregate Value of the Pledged Securities transferred to Penton, (2) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (3) the remaining balance due under the Note (after giving effect to clause
                              (1) of this Paragraph 5(c)(iv)(C)) shall be reduced to zero.

                        (v) In the event that the Pledged Securities are converted into or exchanged for cash or other property as a result of a merger, consolidation, reorganization, recapitalization or other similar transaction, (A) ownership of such cash or other property in an amount equal to the outstanding balance due under the Note will be transferred to Penton, (B) the outstanding balance due under the Note shall be decreased by an amount equal to the aggregate value of the cash proceeds or other property (which, in the case of property that is securities, will be calculated in the same manner as the Aggregate Value of the Pledged Securities) transferred to Penton, (C) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (D) the remaining balance due under the Note (after giving effect to clause (B) of this Paragraph 5(c)(v)) shall be reduced to zero.

                        (vi) (A) Penton may elect to transfer ownership of the Pledged Securities into its name if Mr. Kemp has not repaid the entire outstanding balance due under the Note, or the Note is not otherwise completely discharged, by the Maturity Date (as defined in the Note).

                        (B) If Penton elects to enforce its rights under this Paragraph 5(c)(vi), Mr. Kemp will have no further ownership rights with respect to the least whole number of Pledged Securities that has an aggregate value (calculated in the same manner as the Aggregate Value of the Pledged Securities) equal to the outstanding balance due under the Note.

                        (C) In addition, if Penton elects to enforce its rights under this Paragraph 5(c)(vi), (1) the outstanding balance due under the Note shall be decreased by an amount equal to the

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                              Aggregate Value of the Pledged Securities
                              transferred to Penton, (2) neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note and (3) the remaining balance due under the Note (after giving effect to clause (1) of this Paragraph 5(c)(vi)(C)) shall be reduced to zero.

                  (d) ACCELERATION; TRANSFER. Notwithstanding any other provision of this Agreement or the Note to the contrary, Penton will not cause the Note to become immediately due and payable prior to the Maturity Date (as defined in the Note), Penton will treat Mr. Kemp's separation from Penton for purposes of the Note as a "Termination without Cause," as defined in paragraph 5 of the Employment Agreement, and Penton will not transfer the Note without the consent of Mr. Kemp. Any transfer of the Note without Mr. Kemp's consent will be void. Any successor in interest to Penton in the Note will be bound by the terms of Paragraph 3 and this Paragraph 5 as if these paragraphs were stated in full in the Note.

                  (e) REPAYMENT. Mr. Kemp may repay the Note in whole or in part at any time by transferring all or a portion of the Pledged Securities to Penton. Pledged Securities that are transferred to Penton by Mr. Kemp to repay the Note shall have a value per share equal to the Current Market Price on the date of payment. Pledged Securities that are transferred to Penton by Mr. Kemp to repay the Note shall no longer be Pledged Securities for purposes of this Agreement following the date on which such Pledged Securities are transferred to Penton by Mr. Kemp.

                  (f) PREFERENCE CLAIMS. If any person commences a claim, suit, action or proceeding against Mr. Kemp seeking the return to Penton of amounts paid to Mr. Kemp or for his benefit under this Agreement and such claim, suit, action or proceeding results in a final, non-appealable judgment against Mr. Kemp while there is any outstanding balance due under the Note, neither Mr. Kemp nor his estate will be required to make any further payments with respect to the Note, and the balance due under the Note as of the date such judgment becomes final and non-appealable will be reduced to zero.

                                      11 -

6.          ADDITIONAL BENEFITS AND COMPENSATION.

                  (a) MEDICAL COVERAGE. Mr. Kemp and his eligible dependents shall be entitled to continue to participate, at no cost to Mr. Kemp, in Penton's group health plan (medical, dental, prescription drug and vision coverage) (the "Health Plan") for a period of eighteen (18) months following the Termination Date on the same basis that Penton's active employees participate in such plan during that period. Mr. Kemp agrees that the coverage provided by Penton pursuant to this Paragraph 6(a) will satisfy the Health Plan's obligation to provide Mr. Kemp the right to continuation coverage under the Health Plan pursuant to Part 6 of Subtitle B of Title I of ERISA.

                  (b) STOCK OPTIONS. Except as otherwise provided in this Paragraph 6(b), Mr. Kemp's eligibility to exercise stock options granted to him prior to the Termination Date will be governed by the terms and conditions of the Incentive Plan and the agreements previously entered into between Penton and Mr. Kemp with respect to such stock options. Notwithstanding the foregoing, (i) all outstanding stock options that were granted to Mr. Kemp prior to the Termination Date shall become immediately exercisable as of the Effective Date and any agreement evidencing such stock options is hereby amended accordingly; and (ii) all outstanding stock options granted to Mr. Kemp that have an exercise price of $0.37 per share shall be exercisable and shall not terminate until July 31, 2007 and any agreement evidencing such stock options is hereby amended accordingly.

                  (c) PERFORMANCE SHARES. Except as otherwise provided in this Paragraph 6(c), Mr. Kemp's eligibility to receive the Performance Shares (as defined in the Incentive Plan) granted to him prior to the Termination Date will be governed by the terms and conditions of the Incentive Plan and the agreements previously entered into between Penton and Mr. Kemp with respect to such Performance Shares. Notwithstanding the foregoing, all 125,000 outstanding Performance Shares shall become immediately vested and nonforfeitable as of the Effective Date, such 125,000 Performance Shares shall be issued to Mr. Kemp as of the Effective Date and any agreement evidencing such Performance Shares is hereby amended accordingly.

                  (d) DEFERRED SHARES. Mr. Kemp's eligibility to receive 514,706 Deferred Shares (as defined in the Incentive
                        Plan) granted to him prior to the Termination Date will be governed by the terms and conditions of the Incentive Plan and the Deferred Shares

                                      12 -

                        Agreement dated June 28, 2004 previously entered into between Penton and Mr. Kemp with respect to such Deferred Shares.

                  (e) RESTRICTED STOCK UNITS. The restricted stock units granted to Mr. Kemp under Penton's Management Stock Purchase Plan (As Amended and Restated Effective as of January 1, 2000) will immediately vest as of the Effective Date. As a condition to his receipt of Penton Common Stock underlying such restricted stock units, Mr. Kemp will be responsible for any required withholding with respect to the vesting of the restricted stock units.

                  (f) LIFE AND DISABILITY INSURANCE. (i) Penton will use its reasonable best efforts to maintain in effect until the Payoff Date the term life insurance coverage for Mr. Kemp's benefit described in Paragraph 3(h) of the Employment Agreement in an amount equal to at least the total amount that Mr. Kemp would be required to remit to all Taxing Authorities under applicable tax laws if an amount equal to the remaining outstanding balance due under the Note were paid to Mr. Kemp, and such payment was treated as compensation paid to an employee. If Penton is unable to maintain such life insurance on behalf of Mr. Kemp, it shall provide, from its own funds, a lump sum death benefit equal to the minimum term life insurance coverage amount provided for in the preceding sentence, which shall be payable to Mr. Kemp's designated beneficiary or beneficiaries in the event of his death prior to the Payoff Date. Penton shall withhold from any amount payable pursuant to the preceding sentence the minimum amounts required by applicable tax laws and will pay such withheld amounts to the applicable Taxing Authorities.

                        (ii) Penton will use its reasonable best efforts to maintain in effect until the Payoff Date the long-term disability coverage for Mr. Kemp's benefit described in Paragraph 3(i) of the Employment Agreement in an amount equal to at least the total amount that Mr. Kemp would be required to remit to all Taxing Authorities under applicable tax laws if an amount equal to the remaining outstanding balance due under the Note were paid to Mr. Kemp, and such payment was treated as compensation paid to an employee. If Penton is unable to maintain such supplementary long-term disability coverage on behalf of Mr. Kemp, it shall provide, from its own funds, a lump sum disability benefit equal to the minimum long-term disability insurance coverage amount provided for in the preceding sentence, which shall be payable to Mr. Kemp in the event of his disability prior to the Payoff Date.

                                      13 -

                              Penton shall withhold from any amount payable pursuant to the preceding sentence the minimum amounts required by applicable tax laws and will pay such withheld amounts to the applicable Taxing Authorities.

                        (ii) Penton shall provide evidence to Mr. Kemp, upon Mr. Kemp's written request, of the amounts of insurance maintained in effect at the time of such request as required by this Paragraph 6(f); provided, however, that Penton need not honor such request if made within three months of delivery of such evidence in response to a prior request from Mr. Kemp.

                  (g) ADDITIONAL PAYMENTS. (i) Each year Penton shall make a payment (the "Gross Up Payment") to Mr. Kemp in an amount equal to the total of all income taxes imposed on Mr. Kemp as a result of (A) Penton's provision of life and disability insurance coverage as set forth in Paragraph 6(f) of this Agreement; and (B) the Gross Up Payment.

                        (ii) The amount of the Gross Up Payment shall be calculated by Penton's independent auditors at the time that such calculation is necessary. Mr. Kemp shall provide such information as is reasonably necessary in connection with any such calculation.

                  (h) COMPUTER. Mr. Kemp will be entitled, after the Termination Date, to keep his Penton-provided personal computer system (including printer and docking station), provided that any non-public information about Penton has been removed from such computer.

                  (i) D&O INSURANCE. Mr. Kemp shall be covered by Penton's liability insurance policy relating to his positions as a director and officer of Penton so long as such policy remains in force. In the event such policy is discontinued, Penton shall purchase a liability insurance policy for Mr. Kemp and will maintain such policy in effect until the fifth anniversary of the Termination Date. The liability insurance provided to Mr. Kemp under this Paragraph 6(i) shall be on terms and include coverage no less favorable at any time than the terms and coverage of the director and officer liability insurance then maintained for the directors and officers of Penton then serving in office.

                  (j) INDEMNIFICATION. Mr. Kemp shall be entitled to continuing indemnification from Penton under Penton's Certificate of Incorporation, Bylaws, applicable state law and the terms of any

                                      14 -
                        existing indemnification agreement in effect immediately prior to the Termination Date with respect to all of his acts or failures to act while employed or engaged by Penton or its affiliates or predecessors in any capacity, whether as a director, officer, employee, agent or otherwise.

                  (k) LEGAL FEES. Penton shall reimburse Mr. Kemp for reasonable legal fees incurred by Mr. Kemp in connection with the execution of this Agreement; provided, however, that such amount shall not exceed $55,000.

                  (l) EXPENSE REIMBURSEMENT. Mr. Kemp will submit any outstanding expenses for which he is entitled to be reimbursed by Penton within sixty (60) days of the execution of this Agreement, and Penton will promptly provide such reimbursement, subject to Penton's requirements applicable generally with respect to reporting and documentation of such expenses.

                  (m) WITHHOLDING. Unless otherwise provided for in this Agreement, Penton shall withhold such amounts from the payments described herein as are required by applicable tax law.

7. RELEASE OF ALL CLAIMS. In exchange for the monies and benefits given to Mr. Kemp under this Agreement, Mr. Kemp hereby releases any and all claims against Penton, its subsidiaries, affiliates, predecessors, successors, and their officials, directors, employees, and shareholders (collectively, the "Released Parties") that relate to his employment or termination from employment, any contracts, agreement, policies or programs related to that employment and any employee plans or programs (including, without limitation, any "employee benefit plans," as defined in Section 3(3) of ERISA and all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated)) in which Mr. Kemp was a participant during his employment. The claims that Mr. Kemp is releasing include, but are not limited to, claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. Section 29 U.S.C. Section 621, et seq. ("ADEA"); the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. ("ADA"); the Equal Pay Act, 29 U.S.C. Section 206; the National Labor Relations Act, 29 U.S.C. Section 151, et seq. ("NLRA"); the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq.; the Worker Adjustment and Retraining Notification ("WARN") Act, 29 U.S.C. Section 2101 et seq.; the Ohio Civil Rights Act, Ohio Revised Code Section 4112.01, et seq. and Ohio Revised Code Section 4101.17; or the Family Medical Leave Act, 29 U.S.C. Section 2601, et seq.; ERISA, 29 U.S.C.
      Section 1001, et seq; the Health Insurance Portability and Accountability Act ("HIPAA"); all as amended; and federal, state, or local common law or policy, public or otherwise. Again without limiting the foregoing, Mr. Kemp also gives up any claims he

                                      15 -
      may have in regard to his Employment Agreement, as well as any other express or implied contractual claims of any kind, under the Employment Agreement or any other agreement with the Released Parties, as well as any estoppel claims. Mr. Kemp further agrees never to seek employment with the Released Parties in the future. Notwithstanding the foregoing, (i) Mr. Kemp is not releasing any rights, entitlements or benefits under any provision of this Agreement or claims related to the enforcement of this Agreement, (ii) Mr. Kemp is not releasing any defenses, counterclaims or cross-claims that he might have related to the Note in the event that Penton or any subsequent holder of the Note commences proceedings to enforce the Note, and (iii) Mr. Kemp is not releasing his right to any benefits to which he is entitled under any retirement plan of Penton that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, including, without limitation, his right to any benefits provided under the terms of Penton's Retirement and Savings Plan and Penton's Retirement Plan.

8. COVENANT NOT TO SUE. Except as set forth in Paragraph 7 of this Agreement, Mr. Kemp will not bring or maintain any action or proceeding or otherwise prosecute or sue the Released Parties either affirmatively or by way of cross complaint, defense or counterclaims, or in any other manner with respect to the claims herein released. The foregoing sentence shall be construed as a covenant not to sue. This covenant not to sue includes actions or proceedings on behalf of himself or others. This Agreement may be introduced as evidence at any legal proceeding as a complete defense to any claims ever asserted by Mr. Kemp against any of the Released Parties. If Mr. Kemp is required to participate in a governmental agency proceeding, as a witness or otherwise, under subpoena or other legal process, such participation shall not be a violation of this Section 8.

9. VOLUNTARY EXECUTION. Mr. Kemp acknowledges that he has had the opportunity to talk with an attorney before signing this Agreement. Penton has advised Mr. Kemp that he should talk with an attorney before signing this Agreement. Subject to Paragraph 6(k) of this Agreement, any costs or fees associated with any such consultation shall be Mr. Kemp's responsibility.

10. ACKNOWLEDGMENT. Mr. Kemp received a copy of this Agreement on July 1, 2004. No deadline of less than twenty-one (21) days has been imposed upon Mr. Kemp to sign this Agreement. If Mr. Kemp signs this Agreement less than twenty-one (21) days from July 1, 2004, he understands that he does not have to do so.

11. REVOCATION PERIOD. Mr. Kemp may revoke the release and covenant set forth in Paragraphs 7 and 8 of this Agreement at any time within seven
      (7) days after this Agreement has been signed by both Mr. Kemp and Penton by providing written notice of revocation by hand delivery or registered mail addressed to: Preston L. Vice, Penton Media, Inc., 1300 East 9th Street, Cleveland, OH 44114. For revocation to be effective, written notice must be received by Mr. Vice no later than the close of business on the seventh day after Mr. Kemp signs this Agreement. Penton's obligations under this Agreement are contingent upon Mr. Kemp not revoking this Agreement during such

                                      16 -
      period; without limiting the generality of the foregoing, if Mr. Kemp revokes, Penton owes him nothing under Paragraphs 2 and 6 of this Agreement, and the agreements of Penton set forth in Paragraph 5 of this Agreement and agreements of Mr. Kemp hereunder shall be null and void. If Mr. Kemp does not exercise his right of revocation under this Paragraph 11, the eighth day after the date of this Agreement shall be the "Effective Date" for purposes of this Agreement.

12. CONFIDENTIAL INFORMATION. Mr. Kemp acknowledges that the information, observations and data obtained by him while employed by Penton concerning the business or affairs of Penton or any of its subsidiaries or affiliates or any predecessor thereof (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of Mr. Kemp's acts or omissions to act, "Confidential Information") are the property of Penton or such subsidiary or affiliate. Therefore, Mr. Kemp agrees that until the third anniversary of the Termination Date, he shall not disclose any Confidential Information without the prior written consent of Penton unless and except to the extent provided in Paragraph 16 or that such disclosure is required by any law or any subpoena or other legal process (in which event Mr. Kemp will give Penton prompt notice of such subpoena or other legal process in order to permit Penton to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of Penton. Mr. Kemp has returned to Penton all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, or to the work product or the business of Penton or any of its subsidiaries or affiliates.

13.         NON-COMPETE, NON-SOLICITATION.

            (a) Mr. Kemp acknowledges that in the course of his employment with Penton he has become familiar with trade secrets and customer lists of and other confidential information concerning Penton and its subsidiaries and affiliates and predecessors thereof and that his services have been of special, unique and extraordinary value to Penton.

            (b) Mr. Kemp agrees for a period of one year following the Termination Date, he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, shareholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business then actively being conducted by Penton or any of its subsidiaries. Notwithstanding the foregoing, Penton will not unreasonably withhold a waiver of Mr. Kemp's compliance with his obligations under this Paragraph 13(b), upon Mr. Kemp's request to associate with a person who is not a major competitor of Penton and represents competition only for a minor part of Penton's annual revenues or earnings, in each case as determined in good faith by the Board of Directors of Penton.

                                      17 -

            (c) Mr. Kemp further agrees that for a period of two years following the Termination Date, he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of Penton or of any of its subsidiaries or affiliates to quit or abandon his employ.

            (d) Nothing in this Paragraph 13 shall prohibit Mr. Kemp from being:
      (i) a shareholder in a mutual fund or a diversified investment company or
      (ii) a passive owner of not more than 5% of the outstanding equity securities of any class of a corporation or other entity which is publicly traded, so long as Mr. Kemp has no active participation in the business of such corporation or other entity.

            (e) If, at the time of enforcement of this Paragraph 13, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

14.         ENFORCEMENT. Because Mr. Kemp's services were unique and because Mr.
      Kemp had access to Confidential Information and work product, the parties hereto agree that Penton would be damaged irreparably in the event any of the provisions of Paragraphs 12 or 13 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, Penton or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

15. NON-DISPARAGEMENT. Because the purpose of this Agreement is to settle amicably all disputes and potential disputes between the parties, Mr. Kemp will not make or cause to be made any statements to any third parties criticizing or disparaging Penton, its officers, directors or affiliates or commenting on the business reputation of Penton, except if any litigation commences involving Mr. Kemp and Penton and except to the extent required by law or under a subpoena or other legal process. Penton agrees that it, its officers, directors and affiliates will not make or cause to be made any statements to any third parties criticizing or disparaging Mr. Kemp or commenting on his reputation or management of Penton, except if any litigation commences involving Mr. Kemp and Penton and except to the extent required by law or under a subpoena or other legal process.

16. FUTURE COOPERATION. Mr. Kemp will cooperate fully with Penton and will provide Penton with any information it requests from Mr. Kemp in connection with his service to Penton. Further, Mr. Kemp will cooperate fully with Penton and Penton's counsel in connection with any present or future actual or threatened litigation or administrative proceeding involving Penton or its officers, directors, agents, employees, shareholders, successors or assigns, and relating to events or conduct occurring (or

                                      18 -
      claimed to have occurred) during the period of Mr. Kemp's service with Penton. This cooperation shall include, but not be limited to, (a) making himself reasonably available for interviews and discussions with Penton's counsel as well as for depositions and trial testimony, (b) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation for them as to the extent that Penton or Penton's counsel reasonably request, (c) refraining from impeding in any way Penton's prosecution or defense of such litigation or administrative proceeding, and (d) cooperating fully in the development and presentation of Penton's prosecution or defense of such litigation or administrative proceeding. All obligations under this Paragraph 16 shall continue in full force and effect for five years from the date of this Agreement, and thereafter shall continue only with respect to those actual or threatened litigations or administrative proceedings which are pending or threatened as of the Termination Date. Mr. Kemp will cooperate as to the execution and enforcement of this Agreement. Mr. Kemp will sign any and all additional documents that may be necessary to carry out the terms and intent of this Agreement. Mr. Kemp shall be reimbursed by Penton for reasonable travel, lodging, telephone and similar expenses incurred in connection with such cooperation, which Penton shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any future employer of Mr. Kemp, or with the requirements of any third party with whom Mr. Kemp has a business relationship that provides remuneration to Mr. Kemp. Mr. Kemp shall not unreasonably withhold his availability for such cooperation. Notwithstanding the foregoing, this Paragraph 16 shall be suspended and of no effect during the pendency of any dispute or litigation between Mr. Kemp and Penton.

17. BREACH. In the event that Mr. Kemp materially breaches any of his promises, covenants or obligations under this Agreement and fails to cure such breach with 15 days after receiving notice of such breach from Penton, Penton shall have such remedies as may be available to it at law or in equity. In addition, Penton's obligations under Paragraphs 2 and 6 of this Agreement shall cease.

18. REPRESENTATIONS AND WARRANTIES. In connection with the provisions of Paragraph 4 of this Agreement, Mr. Kemp represents and warrants to Penton as follows:

                  (a) Mr. Kemp is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Mr. Kemp that would include such Pledged Securities, except the security interest created by this Agreement.

                  (b) Mr. Kemp has full power, authority and legal right to pledge and grant a lien in all of the Pledged Securities pursuant to the terms of this Agreement.

                                      19 -

                  (c) The pledge, assignment and delivery of the Pledged Securities hereunder creates, when the Pledged Securities have been delivered to Penton (or if such Pledged Securities are not evidenced by a share certificate, when such shares have been registered in the name of Penton), a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof.

19. LITIGATION EXPENSES. In the event of any dispute or litigation between Penton and Mr. Kemp, each party shall pay its own costs and expenses.

20. CONTROLLING LAW/JURISDICTION. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Ohio.

21. NO ADMISSION OF LIABILITY. By entering into this Agreement, neither Penton nor Mr. Kemp admit that it or he did anything illegal or improper.

22.         CONFIDENTIALITY OF AGREEMENT.

                  (a) Until the first anniversary of the Termination Date, Mr. Kemp will communicate the contents of Paragraphs 12, 13, 14 and 22(b) of this Agreement to any person, firm, association, or corporation which he intends to be employed by, associated in business with, or represent.

                  (b) Except as otherwise provided in Paragraph 22(a), all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed to any person not a party hereto (other than (i) Mr. Kemp's spouse and (ii) each party's attorneys, financial advisors and/or tax advisors to the extent necessary for such advisors to render appropriate legal, financial and tax advice), except as necessary to carry out the provisions of this Agreement, and except as may be required by law. Notwithstanding the foregoing, this Agreement may be disclosed and described as well as filed with or provided to the Securities and Exchange Commission or any other governmental instrumentality or agency, including the Internal Revenue Service, if Penton deems such filing or provision to be necessary. In the event Mr. Kemp discloses the provisions of this Agreement or the circumstances giving rise hereto to his spouse, attorneys, financial advisors and/or tax advisors and his spouse or any such attorney, financial advisor and/or tax advisor discloses the provisions of this Agreement or the circumstances giving rise hereto to any other person, such disclosure shall be deemed to be a disclosure by Mr. Kemp.

                                      20 -

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

24. CAPTIONS AND PARAGRAPH HEADINGS. Captions and Paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

25. SEVERABILITY. The provisions of this Agreement are severable. This means that if any part of this Agreement is found to be unenforceable, the other provisions will remain fully valid and enforceable.

26. AMENDMENT. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Mr. Kemp and Penton.

27. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of an be enforceable by Mr. Kemp, Penton and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Mr. Kemp hereby consents to the assignment by Penton of all of its rights and obligations hereunder to any successor to Penton by merger or consolidation or purchase of all or substantially all of Penton's assets, provided such transferee or successor assumes the liabilities of Penton hereunder.

28. INCONSISTENCY. In the event that there is any inconsistency between any provision of this Agreement and any provision of any other agreement to which Mr. Kemp and Penton are parties, this Agreement shall control. Other than for Mr. Kemp's resignation set forth in the Letter Agreement, dated June 28, 2004, this Agreement supercedes the Employment Agreement in its entirety.

29. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                                      21 -

                  Notices to Mr. Kemp:

                  Mr. Thomas L. Kemp
                  7099 Gates Road
                  Gates Mills, OH 44040

                  with a copy to:

                  Thomas F. McKee, Esq.
                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio  44114

                  Notices to Penton:

                  Mr. Preston L. Vice
                  Penton Media, Inc.
                  1300 East Ninth Street
                  Cleveland, OH 44114

                  with a copy to:

                  Christopher J. Hewitt, Esq.
                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

30. FULL UNDERSTANDING. BY SIGNING THIS AGREEMENT, MR. KEMP ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT; THAT HE HAS HAD A REASONABLE TIME TO CONSIDER THE LANGUAGE AND EFFECT OF THIS AGREEMENT; THAT PENTON HEREBY INFORMS HIM, IN WRITING, TO TALK WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT; THAT HE KNOWS, UNDERSTANDS AND AGREES WITH THE CONTENTS OF THIS AGREEMENT; AND THAT HE IS SIGNING THIS DOCUMENT VOLUNTARILY BECAUSE HE IS SATISFIED WITH ITS TERMS AND CONDITIONS.

                  [Remainder of Page Intentionally Left Blank]

                                      22 -

      IN WITNESS WHEREOF, Penton has caused this Agreement to be executed on its behalf by its duly authorized officer and Mr. Kemp has also executed this Agreement in duplicate.

                                      PENTON MEDIA, INC.

                                      By:______________________________________
                                      Name:  Hannah Craven
                                      Title: Director

                                      _________________________________________
                                      Date

                                      _________________________________________
                                      Thomas L. Kemp

                                      _________________________________________
                                      Date

                                                                       EXHIBIT A

                              EMPLOYMENT AGREEMENTS

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

                                                                       EXHIBIT C

                                      NOTE

                                                                       EXHIBIT D

                               PLEDGED SECURITIES

COMMON STOCK

435,000 Certificated shares
125,000 Performance shares
514,706 Deferred shares to be received January 3, 2005

1,074,706 Total shares of common stock

OPTIONS

100,000  Options granted on 2/24/03 @ $0.37/share, accelerated and extended

1,174,706 Total pledged securities